Exhibit 5


                             Smith Lyons Letterhead


                                             September 25, 1997

The Board of Direcotrs
Goran Capital Inc.
181 University Avenue
Suite 1101 - Box 11
Toronto, Notario
Canada  M5H 3M7

Gentlemen:

     You have requested our opinion in connection with the Form F-3 Registration Statement (the "Registration Statement") to be filed by Goran Capital Inc., a federal Canadian corporation (the "Corporation"), with the Securities and Exchange Commission in the United States of America with respect to the offer and sale by Geraldco Investment Management Limited ("Geraldco") of up to 200,000 common shares of the Corporation (the "Shares"). We understand that Geraldco holds the Shares pursuant to a trust, known as the Vantage Investment Trust, established under an agreement dated as of March 15, 1993 between G. Gordon Symons, as settlor, ("Gordon Symons") and Geraldco, as trustee.

     In providing the opinion set out below, we have relied upon the certificate of Gordon Symons (the "Certificate"), a copy of which is annexed hereto, with regard to the facts set out therein.

     In addition, in providing the opinion set out below, we have examined originals of such corporate records of the Corporation as we have considered necessary for the purposes of this opinion.

     For the purposes of this opinion we have assumed, with respect to all documents examined by us, the genuineness of all signatures, the legal capacity at all relevant times of any natural person signing any such documents, the authenticity and completeness of all documents submitted to us as originals and the truthfulness and accuracy of the corporate records of the Corporation.

     Based upon and subject to the foregoing and the qualifications and limitations hereinafter set forth, we are of the opinion that the Shares have been validly issued and are outstanding as fully paid and non-assessable shares in the capital of the Corporation.

SMITH LYONS

     The foregoing opinion is limited to the application of the federal law of Canada and no opinion is expressed herein as to any matter governed by the laws of any other jurisdiction.

     This opinion is rendered solely for use by the addressees hereof in connection with the filing of the Registration Statement and may not be relied upon by any other person or used or relied upon for any other purpose without our prior written consent.

     We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus in the Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement


                                   Yours very truly,

                                   /s/ Smith Lyons

                                  CERTIFICATE
                                  -----------

TO:  SMITH LYONS


     This certificate is being provided to you in connection with an opinion to be delivered to the board of directors of Goran Capital Inc. ("Goran") in connection with the Form F-3 Registration Statement to be filed by Goran with the Securities and Exchange Commission in the United States of America with respect to the potential offer and sale by Geraldco Investment Management Limited ("Geraldco") of up to 200,000 common shares of Goran (the "Shares").

     I, G. Gordon Symons, of Fairy Lands, Pembroke, Bermuda, hereby certify as follows:

     1. I am the duly elected Chairman of the Board of Goran and have been a director and officer of Goran (under its current name or its prior name, Pafco Financial Holdings Limited) since at least as early as June 4, 1986.

     2. I was the settlor, and Geraldco was and currently is the sole trustee, pursuant to a trust agreement dated as of March 15, 1993 ("Trust Agreement"). The trust established pursuant to the Trust Agreement is called Vantage Investment Trust (the "Trust"). Geraldco is currently the registered holder of more than 200,000 common shares in the capital of Goran and it holds such shares in trust pursuant to the Trust Agreement.

     3. On May 10, 1993 Geraldco, in its capacity as trustee of the Trust (the "Trustee"), purchased from SIG Management (Bermuda) Ltd. ("SIG Bermuda") 205,511 common shares of Goran pursuant to a share put/call agreement between SIG
Bermuda  and  Geraldco  dated  as  of  March  19,  1993  (the  "Share   Put/Call
Agreement").

     4. Pursuant to the Share Put.Call Agreement, the Trustee subsequently purchased an additional 567,156 common shares of Goran from SIG Bermuda.

     5. The common shares of Goran sold by SIG Bermuda to the Trustee were transferred to SIG Bermuda by Symons International Group Ltd. ("SIG Ltd.") and such shares were among a total of 2,399,000 common shares issued by Goran to SIG Ltd. on June 4, 1986.

     6. The Shares are included among the common shares of Goran acquired by the Trustee from SIG Bermuda as described above.

     7. The consideration payable in respect of the issuance of each Share was fully paid for in money.


     DATED at Toronto this 19th day of September, 1997.



/s/ Gloria Lukanchoff                   /s/ G. Gordon Symons
---------------------                   --------------------
Witness                                 G. Gordon Symons